Exhibit 4.1

NUMBER

ER

This certificate of stock is transferable only subject to the provisions of Section three hundred three of the Racing, Pari-Mutuel Wagering and Breeding Law, so long as the Corporation holds directly or indirectly a license issued by the New York Racing and Wagering Board, and may be subject to compliance with the requirements of other laws pertaining to licenses held directly or indirectly by the Corporation. The owner of stock issued by the Corporation may be required by regulatory authorities to possess certain qualifications and may be required to dispose of this stock if the owner does not possess such qualifications.

SHARES

SPECIMEN

CUSIP 292052 20 6

SEE REVERSE FOR CERTAIN DEFINITIONS

EMPIRE RESORTS, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

COMMON STOCK

THIS CERTIFIES THAT: SPECIMEN-NOT NEGOTIABLE

IS THE OWNER OF

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF THE PAR VALUE OF ONE CENT ($.01) PER SHARE, OF EMPIRE RESORTS, INC.

(herein called the “Corporation”), transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

DATED:

COUNTERSIGNED:

CONTINENTAL STOCK TRANSFER & TRUST COMPANY

JERSEY CITY, NJ

TRANSFER AGENT

BY:

AUTHORIZED OFFICER

SECRETARY

CEO

EMPIRE RESORTS, INC.

CORPORATE

SEAL

1993

DELAWARE

SPECIMEN

NOT NEGOTIABLE

©1990 COLUMBIA FINANCIAL PRINTING CORP.

EMPIRE RESORTS, INC.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM – as tenants in common

UNIF GIFT MIN ACT – Custodian

TEN ENT – as tenants by the entireties

(Cust) (Minor)

JT TEN – as joint tenants with right of survivorship and not as tenants in common under Uniform Gifts to Minors

Act (State)

Additional abbreviations may also be used though not in the above list.

For Value Received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

Shares of the stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated

NOTICE: THE SIGNATURE TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER

This certificate of stock is transferable only subject to the provisions of Section three hundred three of the Racing, Pari-Mutuel Wagering and Breeding Law, so long as the Corporation holds directly or indirectly a license issued by the New York Racing and Wagering Board, and may be subject to compliance with the requirements of other laws pertaining to licenses held directly or indirectly by the Corporation. The owner of stock issued by the Corporation may be required by regulatory authorities to possess certain qualifications and may be required to dispose of this stock if the owner does not possess such qualifications.

This certificate also evidences and entities the holder hereof to certain Rights as set forth in the Rights Agreement between Empire Resorts, Inc. (the “Company”) and Continental Stock Transfer & Trust Company (the “Rights Agent”), dated as of March 24, 2008, as it may be amended from time to time (the “Rights Agreement”), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the office of the Rights Agent designated for such purpose. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Rights Agent will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge, promptly after receipt of a written request therefor. Under certain circumstances set for in the Rights Agreement, Rights issued to, or held by, any Person who is, was or becomes an Acquiring Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

THE SIGNATURE TO THE ASSIGNMENT MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER OF FIRM OF A NATIONAL OR REGIONAL OR OTHER RECOGNIZED STOCK EXCHANGE IN CONFORMANCE WITH A SIGNATURE GUARANTEE MEDALLION PROGRAM.

COLUMBIA FINANCIAL PRITING CORP. – www.stockinformation.com